Exhibit 10.73
AMARILLO BIOSCIENCES, INC.
2018 OFFICERS, DIRECTORS, EMPLOYEES AND CONSULTANTS NONQUALIFIED STOCK OPTION PLAN

ADOPTED SEPTEMBER 26, 2018

ARTICLE I – GENERAL

1.01.  Purposes.

The purposes of this 2018 Officers, Directors, Employees and Consultants Nonqualified Stock Option Plan (the “Plan”) are to: (1) closely associate the interests of the officers, directors, employees and consultants of AMARILLO BIOSCIENCES, INC. (“the “Company” or “ABI”) with the interests of the share-holders by reinforcing the relation-ship between participants’ rewards and shareholder gains; (2) provide participants with an equity ownership in the Company commensu-rate with Company perfor-mance, as reflected in increased shareholder value; (3) maintain competitive compen-sation levels; and (4) provide an incentive to participants for continued association with the Company.

1.02.  Administration.

(a) The Plan shall be administered by the Board of Directors of ABI or by a committee of directors appointed by the Board of Directors of ABI (the "Committee"), as constituted from time to time.  The appointment of a Committee shall not deprive the Board of Directors of authority to administer the Plan, and the Committee shall not make Plan determinations, grants, or take other actions which are contrary to or inconsistent with prior Plan actions taken by the Board of Directors.  The Committee shall consist of at least two members of the Board who are non-employee directors within the meaning ascribed to such term in Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (the “1934 Act”), or within any successor definition or under any successor rule.

(b) The Board and/or Committee shall have the authority, in its sole discretion and from time to time to:
(i)	designate the employees or classes of employees eligible to partici-pate in the Plan;
(ii)
grant awards provided in the Plan in such form and amount, and subject to such vesting, as the Board and/or Committee shall deter-mine, provided that in no event shall the period for vesting be longer than that set forth in Section 2.04, below.

(iii)	impose such limitations, restrictions and conditions upon any such awards as the Board and/or Committee shall deem appropriate; and

(iv)
interpret the Plan, adopt, amend and rescind rules and regulations relating to the Plan, and make all other determina-tions and take all other action necessary or advisable for the implementation and administration of the Plan.

(c) Decisions and determinations of the Board and/or Committee on all matters relating to the Plan shall be in their sole discretion and shall be conclusive.  No member of the Board and/or Committee shall be liable for any action taken or decision made in good faith relating to the Plan or any award thereunder.

(d) With respect to persons subject to Section 16 of the Securities Exchange act of 1934 (the "1934 Act"), transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successor under the 1934 Act.  To the extent any provision of the Plan or action by the Board of Directors or the Board and/or Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Board of Directors or the Committee, as applicable.

(e) All usual and reasonable expenses of the Board and/or Committee shall be paid by the Company, and no member shall receive compensation with respect to his services for the Board and/or Committee except as may be authorized by the Board of Direc-tors.  The Board of Directors and the Committee may employ attorneys, consultants, accountants or other persons, and the Board of Directors, the Committee, the Company and its officers and directors shall be entitled to rely upon the advice, opinions or valuations of any such persons.  All actions taken and all interpretations and determinations made by the Board of Directors or the Committee in good faith shall be final and binding upon all Employees who have received awards, and upon the Company and all other interested persons.  No member of Board of Directors or the Committee shall be personally liable for any action, determination, or interpre-tation taken or made in good faith with respect to the Plan or awards made thereunder, and the Company shall indemnify and hold harmless each member of the Board of Directors or the Committee against all loss, cost, expenses or damages, occasioned by any act or omission to act in connection with any such action, determination or interpretation under or of the Plan, consistent with the Company's certificate of incorporation and bylaws.

1.03.  Eligibility for Participation.

Participants in the Plan shall be selected by the Board and/or Committee from among the officers, directors, employees and consultants of the Company.  In making this selection and in determining the form and amount of awards, the Board and/or Committee shall consider any factors deemed relevant, including the individual’s functions, responsibili-ties, value of services to the Company and past and potential contributions to the Company’s profitability and sound growth.

1.04.  Types of Awards Under Plan.

Awards under the Plan will be in the form of Nonqualified Stock Op-tions, as described in Article II; provided, however, that Limited Rights, as de-scribed in Article IV, may be awarded with respect to Op-tions concurrently or previously awarded.

1.05.  Aggregate Limitation on Awards.

(a) Shares of stock which may be issued under the Plan shall be authorized and unissued or treasury shares of Common Stock of ABI (“Common Stock”).  The maximum number of shares of Common Stock which may be issued or reserved under the Plan shall be four million (4,000,000) shares.

(b) In addition to shares of Common Stock actually issued or reserved for exercise of Nonqualified Stock Options, there shall be deemed to have been issued under the Plan a number of shares equal to the number of shares of Common Stock in respect of which Limited Rights (as described in Article IV) shall have been exercised.

(c) Any shares of Common Stock subject to a Nonqualified Stock Option which for any reason is terminated unexer-cised or expires shall again be available for issuance under the Plan, but shares subject to a Nonqualified Stock Option which are not issued as a result of the exercise of Limited Rights shall not again be available for issuance under the Plan.

1.06.  Effective Date and Term of Plan.

(a) The Plan shall become effective on the date of adoption, as first above written.

(b) No awards shall be made under the Plan after 2027 provided, however, that the Plan and all awards made under the Plan prior to such date shall remain in effect until such awards have been satisfied or terminated in accordance with the Plan and the terms of such awards.

ARTICLE II – NONQUALIFIED STOCK OPTIONS

2.01.  Award of Nonqualified Stock Options.

The Board and/or Committee may, from time to time and subject to the provisions of the Plan and such other terms and conditions as the Board and/or Committee may prescribe, grant to any participant in the Plan one or more nonqualified stock options (“Nonqualified Stock Options” or “Options”), to purchase for cash the number of shares of Common Stock allotted by the Board and/or Committee.  The date a Nonqualified Stock Option is granted shall mean the date selected by the Board and/or Committee as of which the Board and/or Committee allots a specific number of shares to a participant pursuant to the Plan.

2.02.  Nonqualified Stock Option Agreements.

The grant of a Nonqualified Stock Option shall be evidenced by a written Nonqualified Stock Option Agreement, executed by the Company and the holder of a Nonqualified Stock Option (the “Optionee”), stating the number of shares of Common Stock subject to the Nonqualified Stock Option evidenced thereby, and in such form as the Board and/or Committee may from time to time determine.

2.03.  Nonqualified Stock Option Price.

The Option Price per share of Common Stock deliver-able upon the exercise of a Nonqualified Stock Option shall be as determined by the Board and/or Committee, but in no event less than 100% of the Fair Market Value of a share of Common Stock on the last trading date preceding the date of grant. The Board and/or Committee shall determine the date on which an Option is granted; in the absence of such determination, the date on which the Board and/or Committee adopts a resolution granting an Option shall be considered the date on which such Option is granted, provided the Employee to whom the Option is granted is promptly notified of the grant and a written Option agreement is duly executed as of the date of the resolution.

2.04.  Term and Exercise.

Each Nonqualified Stock Option is exercisable during a period of ten (10) years from the date of grant thereof or such shorter period as may be designated by the Board and/or Committee at the time of grant (the “Option Term”), subject always to the Vesting Schedule set forth below.  No Nonqualified Stock Option shall be exercisable after the expira-tion of its Option Term.  The Board and/or Committee may also in its sole discretion acceler-ate the exerciseability or vesting of any Option or install-ment thereof at any time.

Vesting Schedule. Options awarded shall be exercis-able, subject to the other terms and conditions of the Plan, and if the Board and/or Committee shall not have accelerated vesting, only upon the expira-tion of the designated number of years of active association with the Company from date of award, as provided below:

  20% of Options awarded - 1 year
  40% of Options awarded - 2 years
  60% of Options awarded - 3 years
  80% of Options awarded - 4 years
100% of Options awarded - 5 years

Except as provided in Sections 2.05, 2.06 and 2.07 hereof, no Nonqualified Stock Option shall be exercised at any time unless the holder thereof is then associated with the Company as an officer, director, employee or consultant.

2.05.  Death of Optionee.

(a) Upon the death of the Optionee, any Nonqualified Stock Option exercisable on the date of death may be exercised by the Optionee’s estate or by a person who acquires the right to exercise such Nonqualified Stock Option by bequest or inheri-tance or by reason of the death of the Optionee, provided that such exercise occurs within both the remaining Option Term of the Nonqualified Stock Option and one year after the Optionee’s death.

(b) The provisions of this Section shall apply notwithstanding the fact that the Optionee’s association with the Company may have terminated prior to death, but only to the extent of any Nonqualified Stock Options exercisable on the date of death.

2.06.  Retirement or Disability.

Upon termination of the Optionee’s association with the Company by reason of permanent disability or retire-ment (as each is determined by the Board and/or Committee), the Optionee may, within 36 months from the date of termination, exercise any Nonqualified Stock Option to the extent such Stock Option is otherwise exercis-able during such 36-month period. Notwithstanding the foregoing, neither retirement nor disability shall extend the Option Term of any Nonqualified Stock Option.

2.07.  Termination for Other Reasons.

Except as provided in Sections 2.05 and 2.06 or except as otherwise determined by the Board and/or Committee, all Nonqualified Stock Options shall terminate upon the termination of the Optionee’s association with the Company; provided, however, that if the Optionee’s association was involuntarily terminated (with or without cause), Optionee may exercise, during a 90-day period commencing with date of such termination, all Options theretofore vested, or which vest during said 90-day period, under the Vesting Schedules set forth in Paragraph 2.04, above. At the end of the 90-day period, all rights of such Optionee under any then outstanding Option or right shall terminate and shall be forfeited immediately as to any unexercised portion thereof.

2.08.  Manner of Payment.

Each Stock Option Agreement shall set forth the procedure governing the exercise of the Stock Option granted thereunder, and shall provide that, upon such exercise in respect of any shares of Common Stock subject thereto, the Optionee shall transfer to the Company, in full, the Option Price for such shares either in cash, or in shares of the Common

Stock of the Company previously held by the Optionee, valued at the Fair Market Value per share on the last trading date preceding the date of exercise.

2.09.  Issuance of Shares.

As soon as practicable after receipt of payment, the Company shall deliver to the Optionee a certificate or certificates for such shares of Common Stock.  The Optionee shall become a shareholder of the Company with respect to Common Stock represented by share certificates so issued and as such shall be fully entitled to receive dividends, to vote and to exercise all other rights of a shareholder.

2.10.  Effect of Exercise.

The exercise of any Stock Option shall cancel that number of related Limited Rights, if any, which is equal to the number of shares of Common Stock purchased pursuant to said Option.

2.11.  Rule 16b-3 Exemption.

Options granted under the Plan shall comply with the applicable provisions of Rule 16b-3 promulgated under the 1934 Act, or any successor, and shall contain such additional condi-tions or restrictions as may be required thereunder to qualify for the maximum exemp-tion from Section 16 of the 1934 Act with respect to Plan transactions.

ARTICLE III – SHARES UNREGISTERED

3.01.  Shares Unregistered.

Shares issued upon exercise of any Stock Option shall be restricted, and shall bear any required or appropriate legends. There is no assurance that a market for the shares will be available or that the Company’s securities will continue to qualify for resale pursuant to Rule 144 promulgated under the Securities Act of 1933 (the “1933 Act”). The Company makes no representation that its securities will continue to qualify for resale under Rule 144 nor that its securities will continue to be traded on the over-the-counter bulletin board or any other exchange and the Optionee is solely responsible for determining that any resale by him of the shares is lawful under applicable federal and state securities laws.

ARTICLE IV – LIMITED RIGHTS

4.01.  Award of Limited Rights.

Concurrently with or subsequent to the award of any Nonqualified Stock Option, the Board and/or Committee may, subject to the provisions of the Plan and such other terms and conditions as the Board and/or Committee may prescribe, award to the Optionee with respect to each Option, a related limited right permitting the Optionee, during a specified limited time period, to be paid the appreciation on the Common Stock in lieu of exercising the Option (“Limited Right”).

4.02.  Limited Rights Agreement.

Limited Rights granted under the Plan shall be evidenced by written agreements in such form as the Board and/or Committee may from time to time determine.

4.04.  Exercise Period.

Limited Rights must be exercised (if at all) immediately preceding or simultaneous with the date of a Change in Control of ABI (the “Exercise Period”), and all Limited Rights held by the Optionee shall be exercised during such Exercise Period, without regard to the Vesting Schedules set forth in Paragraph 2.04; provided, however, that if a Change in Control shall have occurred without notice or opportunity for exercise of Limited Rights, then the Limited Rights shall be exercised as soon as practicable after a determi-nation has been made that a “Change in Control” has occurred, or has been deemed to have occurred.

As used in the Plan, a “Change in Control” shall be deemed to have occurred if

(a) individuals who were directors of ABI, immedi-ately prior to a Control Transaction shall cease, within one year of such Control Transaction, to constitute a majority of the Board of Directors of ABI (or of the Board of Directors of any successor to ABI or to all or substan-tially all of its assets), or

(b) any entity, person or Group other than ABI or a Subsidiary of ABI or an Affiliate thereof acquires shares of ABI in a transaction or series of transac-tions that result in such entity, person or Group directly or indirectly owning benefi-cially fifty-one percent (51%) or more of the outstand-ing shares.

As used herein, “Control Transaction” shall be

(i)	any tender offer for or acquisition of capital stock of ABI,

(ii)	any merger, consolidation, or sale of all or substantially all of the assets of ABI which has been approved by the shareholders,

(iii)	any contested election of directors of ABI, or

(iv)	any combination of the fore-going;

which results in a change in voting power suf-ficient to elect a majority of the Board of Direc-tors of ABI.  As used here-in, “Group” shall mean persons who act in concert as described in Sections 13(d)(3) and/or 14(d)(2) of the Securi-ties Ex-change Act of 1934, as amended.

4.05.  Amount of Payment.

The amount of payment to which an Optionee shall be entitled upon the exercise of each Limited Right shall be equal to 100% of the amount, if any, which is equal to the difference between the Option Price of the Common Stock covered by the related Option(s) as determined under Section 2.03, above, and the Market Price of such Common Stock, but only if and to the extent said Market Price is greater than said Option Price.  Market Price is defined to be the greater of (i) the highest price per share of the Company’s Common Stock paid in connec-tion with any Change in Control and (ii) the highest price per share of the Company’s Common Stock paid pursuant to an unsolicited brokerage transaction during the 60-day period prior to the Change in Control, in each case, multiplied by the number of shares subject to such Option(s).

4.06.  Form of Payment.

Payment of the amount to which an Optionee is entitled upon the exercise of Limited Rights, as determined pursuant to Section 4.05, shall be made solely in cash.

4.07.  Effect of Exercise or Non-Exercise.

If Limited Rights are exercised, the Stock Op-tions related to such Limited Rights cease to be exercisable to the extent of the number of shares with respect to which the Limited Rights were exercised.  Upon the exercise or termina-tion of the Options related to such Limited Rights, the Limited Rights granted with respect thereto terminate to the extent of the number of shares as to which the related Options were exercised or terminated.  If Limited Rights have not been awarded to an Optionee, or if Limited Rights have been awarded but the Optionee elects not to exercise the same, then all Nonqualified Stock Options held by such Optionee must be exercised (if at all) within thirty (30) days after the Optionee has received notice of an impending Control Transaction; and if not so exercised, shall lapse in their entirety.

4.08.  Retirement or Disability.

Upon termination of the Optionee’s association with the Company by reason of permanent disability or retire-ment (as each is determined by the Board and/or Committee), the Optionee may, within 36 months from the date of termination, exercise any Limited Right to the extent such Limited Right is otherwise exercis-able during such 36-month period. Notwithstanding the foregoing, neither retirement nor disability shall extend the Option Term of any Nonqualified Stock Option, nor the term of any Limited Rights.

ARTICLE V - REGISTRATION OF SHARES

5.01.  Registration of Shares.

The Board and/or Committee may from time to time, and subject to the provisions of the Plan and such other terms and conditions as the Board and/or Committee may prescribe, authorize the Company to register with the Securities and Exchange Commission on Form S-8 or other appropriate form, at the Company’s expense, shares of stock which are issuable under Stock Options to be granted or awarded to participants in the Plan who are employees or consultants, including without limitation, shares underlying unexercised Stock Options, shares which have been issued pursuant to the exercise of Stock Options, and such shares as may be reserved from time to time for issuance upon future exercise of the Stock Options.

ARTICLE VI – MISCELLANEOUS

6.01.  General Restriction.

Each award under the Plan shall be subject to the requirement that, if at any time the Board and/or Committee shall determine that (i) the listing, registration or qualification of the shares of Common Stock subject or related thereto upon any securities exchange or under any state or federal law, or (ii) the consent or approval of any government regulatory body, or (iii) an agreement by the grantee of an award with respect to the disposition of shares of Common Stock, is necessary or desirable as a condition of, or in connection with, the granting of such award or the issue or purchase of shares of Common Stock thereunder, such award may not be consummated in whole or in part unless such listing, registration, qualifica-tion, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Board and/or Committee.

6.02.  Assignability.

The Options shall not be assignable or transferable by Optionee except by Will or by the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986 or Title I of the Employee Retirement Income Security Act of 1974, as amended, or to a person or entity approved by ABI, in writing, or, provided there is no consideration for the transfer, to a member of Optionee’s immediate family, a trust or trusts for the benefit of such immediate family members, or a partnership in which the Optionee and such immediate family members are the only partners. For this purpose, “immediate family member” shall include the Optionee’s descendants, spouse, and spouses of descendants.

6.03.  Right to Terminate Association.

Nothing in the Plan or in any agreement entered into pursuant to the Plan shall confer upon any participant the right to continue in association with the Company or affect any right which the Company may have to terminate the association of such participant.

6.04.  Non-Uniform Determinations.

The Board’s and/or Committee’s determinations under the Plan (including without limitation determinations of the persons to receive awards, the form, amount and timing of such awards, the terms and provisions of such awards and the agreements evidencing same) need not be uniform and may be made by them selectively among persons who receive, or are eligible to receive, awards under the Plan, whether or not such persons are similarly situated.

6.05.  Rights as a Shareholder.

The recipient of any award under the Plan shall have no rights as a shareholder with respect thereto unless and until certificates for shares of Common Stock are issued to him.

6.06.  Definitions.

In this Plan the following definitions (along with other definitions set forth elsewhere in the Plan) shall apply:

(a) “Affiliate” means any person or entity which directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with ABI.

(b) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i)
If the Common Stock is listed on any established stock exchange or a national market system, including without limita-tion the National Market System of the National Association of Securities Deal-ers, Inc. Automated Quotation (“NASDAQ”) System, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the clos-ing bid, if no sales were reported) as quoted on such system or exchange (or the exchange with the greatest volume of trading in Common Stock) on the date of grant, as reported in The Wall Street Journal or such other source as the Board deems reliable;

(ii)
If the Common Stock is quoted on the NASDAQ System (but not on the National Market System thereof) or regularly quot-ed by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a share of Common Stock shall be the mean between the bid and asked prices for the Common Stock on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable;

(iii)
If the Common Stock is traded on the Over-the-Counter Bulletin Board, the Fair Market Value of a share of a Common Stock shall be the closing price of the Common Stock on the last market trading day, prior to the day of determination; or

(iv)	In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Board and/or Commit-tee.

(c) “Option” means Nonqualified Stock Option.

(d) “Option Price” means the purchase price per share of Common Stock deliverable upon the exercise of a Nonqualified Stock Option.

6.07.  Leaves of Absence.

The Board and/or Committee shall be entitled to make such rules, regulations and determina-tions as it deems appropriate under the Plan in respect of any leave of absence taken by the recipient of any award.  Without limiting the generality of the foregoing, the Board and/or Committee shall be entitled to determine (i) whether or not any such leave of absence shall constitute a termination of association within the meaning of the Plan and (ii) the impact, if any, of any such leave of absence on awards under the Plan theretofore made to any recipient who takes such leave of absence.

6.08.  Adjustments.

In the event of any change in the outstanding Common Stock by reason of a stock dividend or distribution, recapi-talization, merger, consolidation, split-up, combination, exchange of shares or the like, the Board and/or Committee shall appropri-ate-ly adjust the number of shares of Common Stock which may be issued under the Plan, the number of shares of Common Stock subject to Options theretofore granted under the Plan, the Option Price of Options theretofore granted under the Plan, the amount and terms of any Limited Rights theretofore awarded under the Plan, and any and all other matters deemed appropri-ate by the Board and/or Committee.

6.9.  Amendment of the Plan.

(a) The Board and/or Committee may, without further action by the Board of Directors and without receiving further consideration from the participants, amend this Plan or condition or modify awards under this Plan in response to changes in securities or other laws or rules, regulations or regulatory interpretations thereof applicable to this Plan or to comply with stock exchange rules or requirements.

(b) The Board and/or Committee may at any time and from time to time terminate or modify or amend the Plan in any respect, except that without Board of Directors approval the Committee may not (i) increase the maximum number of shares of Common Stock which may be issued under the Plan (other than increases pursuant to Section 6.08), (ii) extend the period during which any award may be granted or exercised, or (iii) extend the term of the Plan.  The termination or any modification or amendment of the Plan, except as provided in subsection (a), shall not without the consent of a participant, affect his or her rights under an award previously granted to him or her.

6.10.  Disposition of Option Shares; Withholding Taxes.

Upon the exercise of any Nonqualified Stock Option, the Optionee shall pay to the Company, in cash, the amount of any taxes that are required by law to be withheld with respect to such event.  The Optionee shall notify the Company within ten (10) days of exercising all or any portion of the Nonqualified Stock Options, and shall pay to the Company the amount of taxes required to be withheld, within five (5) days of notification by the Company of the amount thereof.